Exhibit 10.7


                         FINANCIAL CONSULTING AGREEMENT


     THIS AGREEMENT (the "Agreement") is made effective as of September 1, 1999 between ROBERT LEREA, maintaining an office at 22 Inverness Drive, New City, New York 10956 (hereinafter the "Consultant") and SHOPOVERSEAS.COM, maintaining an office at 1510 51st Street, Brooklyn, New York 11219 (hereinafter the "Company").

                                R E C I T A L S:

     A. Consultant is engaged in and has considerable experience in financial consulting.

     B. Company desires to be assured of the association and services of Consultant in order to avail itself of Consultant's experience, skills and abilities, and background and knowledge to facilitate Company's investment business plan, and is therefore willing to engage Consultant upon the terms and conditions herein contained.

     C. Consultant agrees to be engaged and retained by Company upon said terms and conditions.

     NOW, THEREFORE, in consideration of the recitals, promises, and conditions set forth in this Agreement, the Company and the Consultant hereby agree as follows:

     1. Services. The Company hereby retains Consultant to be a financial consultant to the Company and on a regular basis, to render such advice, consultation and information to the Board of Directors, officers or agents and employees of the Company regarding corporate finance and evaluation of investments. The Consultant shall be required to provide no more than fifteen
(15) hours per month. Under no circumstances will Consultant be requested or required to obtain, locate or identify investors for the Company or to render legal services, legal advice or legal opinions to the Company.

     2. Term. The term of this Agreement shall be for a period of twelve (12) months commencing September 1, 1999 unless terminated for cause prior to the end date.

     3. Compensation. Company hereby agrees to compensate Consultant in the amount of Fifty Thousand Dollars ($50,000.00) payable no later than September 30, 1999.

     4. Expenses. Within thirty (30) days, Company agrees to pay all reasonable business expenses authorized by Company and incurred by Consultant in furtherance of the business of Company, including travel, food, lodging and entertainment expenses, upon presentation by Consultant of receipts.



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     5. Relationship of Parties. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have authority to act as an agent of the Company except when such authority is specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by Consultant in the performance of Consultant's services hereunder shall be under the sole control of the Consultant. All compensation paid to Consultant shall constitute earnings to Consultant from self-employment income. Company shall not withhold any amounts there from as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act (Social Security) or any similar federal or state law applicable to employers and employees.

     6. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries, and affiliates.

     7. Governing Law. This Agreement is made and shall be governed and construed in accordance with the laws of the State of New York.

     8. Assignment. Any attempt by either party to assign any rights, duties, or obligations which arise under this Agreement without the prior written consent of the other party shall be void and shall constitute a breach of the terms of this Agreement.

     9. Litigation Expenses. If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and disbursements in addition to any other relief to which it may be entitled.

     10. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing above. Either party may change its address by written notice made in accordance with this section.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SHOPOVERSEAS.COM                          ROBERT LEREA
("Company")                               ("Consultant")


By:______________________________         _______________________________